UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 8, 2009

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12395 First American Way

Poway, CA 92064

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Company operates in five primary business segments: Credit Services, Data Services, Employer Services, Multifamily Services, and Investigative and Litigation Support Services. The Company consolidated the previous Lender Services and Dealer Services segments and moved the consumer credit business from the Data Services segment to create the Credit Services segment. The prior periods have been recast to reflect the changed segments.

The following table shows the realigned reportable segments:

Previous reportable segments

Lender Services

Data Services

Dealer Services

Employer Services

Multifamily Services

Investigation and Litigation Support Services

New reportable segments

Credit Services

Data Services

Employer Services

Multifamily Services

Investigation and Litigation Support Services

The information in this current report and the exhibit hereto is being “furnished” pursuant to Item 8.01 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filings with the SEC unless it shall be explicitly so incorporated into such filings.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	First Advantage unaudited combined quarterly Management’s Discussion and Analysis of Financial Condition and Results of Operations for the two years ended December 31, 2008 and 2007 and related quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and
Chief Financial Officer

Dated: May 8, 2009